KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT

 2070 WEST 6TH STREET *BROOKLYN, NY 11223 x* TEL (347) 408-0693 x FAX (347) 602-4686 x EMAIL KEITHZHEN@KEITHZHENCPA.COM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Powersoft Technologies, Inc.

We hereby consent to the use of our report dated November 15, 2007, with respect to the financial statements of China Powersoft Technologies, Inc. in the Registration Statement on Form SB-2 to be filed on February 1, 2008. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/  Keith K. Zhen, CPA
Keith K. Zhen, CPA
Brooklyn, New York,
January 31, 2008